Exhibit 99.1

[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS REPORTS INCREASED SECOND QUARTER PROFIT OF $3.5 MILLION
Sound Fundamentals Highlighted by Strong Asset Quality
Drive 12% Increase in Net Income Compared to the Second Quarter of 2013

Madison, WI - July 24, 2014 (GLOBE NEWSWIRE) - First Business Financial Services, Inc. (the “Company” or “First Business”) (NASDAQ: FBIZ), the parent company of First Business Bank and First Business Bank - Milwaukee, today reported strong second quarter profitability, even after non-recurring expenses related to the Company’s previously announced pending merger with Aslin Group, Inc. (“Aslin Group”), parent company of Alterra Bank (“Alterra”). During the quarter the Company grew loans to record levels while maintaining strong asset quality and generating robust fee income.

Highlights for the quarter ended June 30, 2014 include:

•
Announced merger agreement with Aslin Group, the parent of Alterra, expanding First Business’ entrepreneurial business banking model into the Kansas City market. The merger is expected to close in late 2014.

•	Net income of $3.5 million increased 12% over the second quarter of 2013, even after recording $320,000 in pre-tax merger-related expenses in the second quarter of 2014.

•	Diluted earnings per common share increased 10% to $0.88 for the quarter ended June 30, 2014, compared to $0.80 for the quarter ended June 30, 2013.

•	Strong business fundamentals continued to deliver positive results across key profitability measures:

•
Pre-tax adjusted earnings, defined as pre-tax income excluding the effects of provision for loan and lease losses, other identifiable costs of credit and other discrete items unrelated to the Company’s primary business activities, totaled $5.4 million in the second quarter of 2014, up 9% from $5.0 million in the second quarter of 2013.

•	Annualized return on average assets was 1.09% for the second quarter of 2014, exceeding 1.0% for the sixth consecutive quarter.

•	Annualized return on average equity was 12.29% for the second quarter of 2014, exceeding 12.0% for the eighth consecutive quarter.

•
Top line revenue, consisting of net interest income and non-interest income, increased 6% to $13.2 million for the quarter ended June 30, 2014, compared to $12.4 million for the second quarter of 2013.

•	The Company’s efficiency ratio was 58.9%, marking its eighth consecutive quarter below 60% even while including the impact of merger-related expenses.

•	Period-end net loans and leases grew for the ninth consecutive quarter, reaching a record $993.7 million at June 30, 2014, up 7% from June 30, 2013.

•
Period-end in-market deposit balances - comprised of all transaction accounts, money market accounts, and non-brokered certificates of deposit - were $729.4 million at June 30, 2014, up 6% from June 30, 2013.

•	Net interest margin measured 3.52% for the quarter ended June 30, 2014, improving six basis points compared to the same period of 2013.

•	For the second consecutive quarter, the Company recognized no charge-offs.

•
Allowance for loan and lease losses as a percent of total loans and leases declined to 1.39% at June 30, 2014 from 1.60% at June 30, 2013, reflective of continued asset quality improvement and consistent strength in underwriting.

The Company recorded net income of $3.5 million in the second quarter of 2014, up from $3.3 million earned in the first quarter of 2014 and $3.1 million earned in the second quarter of 2013. Diluted earnings per common share were $0.88 for the second quarter of 2014, compared to $0.84 for the linked quarter and $0.80 for the year-ago quarter. Improved earnings compared to both the linked– and prior–year quarters were driven by higher top line revenue, operating expense containment and continued strength in asset quality. Second quarter 2014 results include the impact of $320,000 in non-recurring, merger expenses related to the Company’s pending merger with Aslin Group, the parent of Alterra.

“Once again our results demonstrate the effectiveness of our business model and the value our team brings to executing on our strategy. With success comes opportunity, and we are thrilled with the prospect of Alterra joining First Business in growing this franchise in the attractive Kansas City market area,” said Corey Chambas, President and Chief Executive Officer of First Business. “Alterra and its talented team provide synergies to First Business in almost every way, and we believe that it is truly an excellent fit, with a complementary culture, market, business model and loan portfolio. Our second quarter results demonstrate First Business’ robust profitability, asset quality and capital strength. We believe that combining our strengths with the well-positioned Alterra franchise will provide us with an opportunity to accelerate our loan growth, client opportunities, earnings power and shareholder returns.”

Previously Announced Pending Merger with Aslin Group, Inc., the Parent Company of Alterra Bank

On May 23, 2014 the Company and Aslin Group announced the signing of a definitive agreement for First Business to acquire Aslin Group, including Alterra Bank, Aslin Group’s wholly owned subsidiary. The merger is expected to close in late 2014, subject to Aslin Group stockholder approval and customary regulatory approvals.

Like First Business, Alterra operates an entrepreneurial business banking franchise, providing commercial loans and lines of credit, commercial real estate loans and treasury management services to small- to middle-market businesses as well as offering private banking/private wealth management services to individuals. In addition, Alterra is the number one most active U.S. Small Business Administration lender in the Kansas City SBA district, providing First Business with immediate access to talent and a platform in a new area of lending that is highly complementary to its current focus. At the same time, Alterra will be able to offer its commercial clients First Business' specialized product and service offerings, including equipment finance, trust and investment services, factoring and asset-based lending.

Results of Operations

Net interest income for the second quarter of 2014 grew $606,000, or 5.9%, compared to the second quarter of 2013 as lower funding costs and growth in earning assets more than offset declines in earning asset yields. Interest income benefited from earning asset balances that were 4.1% higher than in the prior-year period due to 7.8% growth in average loans. The growth of 22.8% in the average balance of the commercial and industrial (“C&I”) loan portfolio for the second quarter of 2014 relative to the comparable prior-year period, demonstrated the Company's continued success in executing on its strategic objective to increase business loans. Increased volume more than offset the 24 basis point compression in average loan yields in the sustained low-rate environment over the last year. Improved net interest income also benefited from a year-over-year decline of $183,000, or 6.2%, in interest expense, principally due to a 24 basis point reduction in the average rate paid on brokered certificates of deposit. Funding costs further declined as a result of the January 2014 paydown of subordinated debt and continued growth in the Company's low-cost, in-market deposit relationships. The average balance of in-market client deposits grew 2.7% to $712.2 million for the quarter ended June 30, 2014, compared to $693.3 million for the second quarter of 2013.

Second quarter 2014 net interest margin of 3.52% declined six basis points from the first quarter of 2014, but increased six basis points from the second quarter of 2013. Net interest margin for the first quarter of 2014 benefited from loan fees in lieu of interest and non-accrual interest income recorded during the quarter. Management believes the current period net interest margin is indicative of the Company’s stable net interest margin; however, the margin may experience volatility due to non-recurring events such as prepayment fees collected in lieu of interest or the collection of foregone interest.

Non-interest income of $2.4 million for the second quarter of 2014 increased $37,000, or 1.6%, from the first quarter of 2014 and $184,000, or 8.5%, from the second quarter of 2013. Growth in non-interest income reflects the continued success of the Company's initiatives to grow full-service banking relationships. Trust and investment services fee income again grew to record levels, reflecting continued strength in client accounts and equity market values. The Company earned $1.1 million in trust and investment services fee income in the second quarter of 2014, reflecting trust assets under management and administration that totaled $889.6 million as of June 30, 2014. The decline in assets under management was due to the mutual agreement between the Company and a client to discontinue providing trust services to a group sponsored investment program.  While the assets within the relationship were significant, the fees for services were not, therefore, the impact to revenue this period was not material nor will it be in future periods.

Non-interest expense for the second quarter of 2014 was $7.7 million, a decrease of $103,000, or 1.3%, compared to the first quarter of 2014 and an increase of $259,000, or 3.5%, compared to the second quarter of 2013. Expenses declined from the linked quarter even including $320,000 in costs related to the pending merger with Aslin Group, the parent of Alterra. Excluding merger-related professional expenses, non-interest expense declined $423,000, or 5.4%, on a linked-quarter basis primarily due to seasonal increases in compensation costs in the first quarter not experienced in the second quarter and lower collateral liquidation costs in the second quarter. The Company has consistently balanced conservative expense management with an entrepreneurial approach to investment for growth. Continued investment in personnel, products and technology drove the $259,000, or 3.5%, increase in non-interest expense compared to the second quarter of 2013. Increases in operating costs on a year-over-year basis were partially offset by continued improvement in non-performing asset resolutions, as second quarter 2014 net losses on the sale of foreclosed property totaled just $4,000, declining $75,000 compared to the prior-year quarter.

Even including merger-related costs, non-interest expense growth remained aligned with top line revenue growth, resulting in an efficiency ratio of 58.9% for the second quarter 2014. This represented improvement of 97 basis points from the first quarter of 2014 and 106 basis points from the second quarter of 2013. The efficiency ratio has remained below 60% for eight consecutive quarters.

The Company recorded a negative provision for loan and lease losses of $91,000 for the second quarter of 2014, compared to a provision for loan and lease losses of $180,000 in the first quarter of 2014 and $54,000 in the second quarter of 2013. Second quarter 2014 loan and lease loss provision reflected consistently strong and improved credit performance. The Company experienced no charge-offs and $5,000 in recoveries during the second quarter of 2014, similar to the previous quarter, when the Company recognized no charge-offs and $20,000 in recoveries on previously charged-off loans. In the second quarter of 2013 the Company experienced net charge-offs totaling $359,000, which represented an annualized 0.15% of average loans and leases.

Balance Sheet and Asset Quality Strength

Period-end net loans and leases grew for the ninth consecutive quarter, reaching a record $993.7 million at June 30, 2014. Balances grew $22.5 million, or 9.3% annualized, from March 31, 2014 and $61.0 million, or 6.5%, from June 30, 2013. Continued success of initiatives to attract new commercial clients and capitalize on market opportunities drove strong year-over-year growth in C&I loans and the asset-based lending business.

Management continues to believe asset quality is a source of strength and differentiation for the Company relative to many of its peers. Strong underwriting and the continued success of certain exit strategies, including payoffs and paydowns, continue to benefit asset quality metrics. In addition, management continues to see improvement in both magnitude and direction of various economic trends that warranted a reduction in the overall general reserve. As a result, the Company's allowance for loan and lease losses as a percentage of total gross loans and leases declined to 1.39% as of June 30, 2014, compared to 1.43% as of March 31, 2014 and 1.60% at June 30, 2013. The ratio of non-performing assets to total assets measured 1.11% at June 30, 2014, compared to 1.13% at March 31, 2014 and 0.93% at June 30, 2013. Non-performing assets totaled $14.5 million at June 30, 2014, compared to $14.4 million at March 31, 2014 and $11.8 million at June 30, 2013. The year-over-year increase was primarily due to the fourth quarter 2013 addition of one relationship which management continues to believe is not systemic in nature.

Capital Strength

The Company’s earnings power continues to generate capital, and its capital ratios are in excess of the highest required regulatory benchmark levels. As of June 30, 2014, total capital to risk-weighted assets was 12.80%, tier 1 capital to risk-weighted assets was 10.89% and tier 1 capital to average assets was 9.73%.

Quarterly Dividend

As previously announced, during the second quarter of 2014 the Company's Board of Directors approved a $0.21 quarterly cash dividend on its common stock, which was paid on May 27, 2014 to shareholders of record at the close of business on May 12, 2014.  The Board of Directors routinely considers dividend declarations as part of its normal course of business.

About First Business Financial Services, Inc.

First Business Financial Services (NASDAQ: FBIZ) is a $1.3 billion Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives, and high net worth individuals through its operating companies. Its companies include: First Business Bank - Madison; First Business Bank - Milwaukee; First Business Bank - Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call (608) 238-8008.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities

Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2013 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Additional Information
Communications in this document do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed merger of Aslin Group with First Business (the “Proposed Transaction”) and issuance of First Business common stock in connection therewith will be submitted to Aslin Group’s stockholders for their consideration and approval. In connection with the Proposed Transaction, on July 8, 2014, First Business filed with the SEC a Registration Statement on Form S-4 that includes a preliminary proxy statement to be used by Aslin Group to solicit the required approval of its stockholders in connection with the Proposed Transaction and constitutes a preliminary prospectus of First Business, which, when finalized, will be sent to the stockholders of Aslin Group. First Business may also file other documents with the SEC concerning the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF ASLIN GROUP ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED TRANSACTION, THE DEFINITIVE PROXY STATEMENT AND PROSPECTUS (WHEN IT BECOMES AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN, OR WILL CONTAIN, AS THE CASE MAY BE, IMPORTANT INFORMATION ABOUT FIRST BUSINESS, ASLIN GROUP AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of all documents relating to the Proposed Transaction filed by First Business through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by First Business are also, or will also be, as the case may be, available free of charge on First Business’ website at www.firstbusiness.com/investor-relations/. Alternatively, these documents can be obtained free of charge upon written request to First Business Financial Services, Inc., Investor Relations, 401 Charmany Drive, Madison, Wisconsin 53719, or by calling (608) 238-8008.
Participants in this Transaction
First Business, Aslin Group and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Aslin Group in connection with the Proposed Transaction under the rules of the SEC. Information regarding the directors and executive officers of First Business may be found in the definitive proxy statement for First Business’ 2014 annual meeting of stockholders, as filed with the SEC on March 31, 2014. Information regarding the interests of certain directors and officers of Aslin Group is contained in the preliminary proxy statement for Aslin Group’s special meeting of stockholders, which was filed by First Business with the SEC on July 8, 2014, and will be included in the definitive proxy statement and prospectus and other relevant materials regarding the Proposed Transaction to be filed with the SEC, when they become available.

CONTACT:	First Business Financial Services, Inc.
James F. Ropella, Senior Vice President
and Chief Financial Officer
608-232-5970
jropella@firstbusiness.com

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
ASSETS
Cash and cash equivalents	$85,977	$76,396	$81,286	$96,114	$106,578
Securities available-for-sale, at fair value	143,642	185,547	180,118	186,242	194,498
Securities held-to-maturity, at amortized cost	43,434	—	—	—	—
Loans and leases receivable	1,007,736	985,319	980,951	956,345	947,915
Allowance for loan and lease losses	(14,015)	(14,101)	(13,901)	(15,185)	(15,202)
Loans and leases, net	993,721	971,218	967,050	941,160	932,713
Leasehold improvements and equipment, net	1,152	1,186	1,155	1,182	1,218
Foreclosed properties	329	333	333	595	565
Cash surrender value of bank-owned life insurance	23,558	23,348	23,142	22,906	22,691
Investment in Federal Home Loan Bank stock, at cost	1,349	1,255	1,255	1,255	1,829
Accrued interest receivable and other assets	13,341	14,489	14,316	15,485	15,977
Total assets	$1,306,503	$1,273,772	$1,268,655	$1,264,939	$1,276,069
LIABILITIES AND STOCKHOLDERS’ EQUITY
In-market deposits	$729,400	$731,164	$736,323	$713,993	$691,001
Brokered CDs	437,297	405,536	393,532	414,338	451,978
Total deposits	1,166,697	1,136,700	1,129,855	1,128,331	1,142,979
Federal Home Loan Bank and other borrowings	7,936	7,936	11,936	11,936	11,936
Junior subordinated notes	10,315	10,315	10,315	10,315	10,315
Accrued interest payable and other liabilities	5,907	6,626	7,274	8,258	7,601
Total liabilities	1,190,855	1,161,577	1,159,380	1,158,840	1,172,831
Total stockholders’ equity	115,648	112,195	109,275	106,099	103,238
Total liabilities and stockholders’ equity	$1,306,503	$1,273,772	$1,268,655	$1,264,939	$1,276,069

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Total interest income	$13,565	$13,402	$13,763	$13,586	$13,142	$26,966	$26,461
Total interest expense	2,766	2,601	2,779	2,887	2,949	5,367	6,039
Net interest income	10,799	10,801	10,984	10,699	10,193	21,599	20,422
Provision for loan and lease losses	(91)	180	(1,202)	109	54	89	134
Net interest income after provision for loan and lease losses	10,890	10,621	12,186	10,590	10,139	21,510	20,288
Trust and investment services fee income	1,110	1,068	983	976	970	2,178	1,797
Service charges on deposits	600	567	574	549	544	1,167	1,027
Loan fees	380	390	309	296	332	769	690
Other	268	296	325	303	328	565	613
Total non-interest income	2,358	2,321	2,191	2,124	2,174	4,679	4,127
Compensation	4,741	5,057	4,459	4,586	4,507	9,798	9,233
Net collateral liquidation costs	85	159	29	108	73	243	59
Net loss (gain) on foreclosed properties	4	—	(118)	(48)	79	4	49
Endowment to First Business Charitable Foundation	—	—	1,300	—	—	—	—
Merger-related costs	320	—	—	—	—	320	—
Other	2,599	2,636	2,886	2,501	2,831	5,235	5,327
Total non-interest expense	7,749	7,852	8,556	7,147	7,490	15,600	14,668
Income before tax expense	5,499	5,090	5,821	5,567	4,823	10,589	9,747
Income tax expense	1,994	1,753	2,061	1,958	1,690	3,747	3,370
Net income	$3,505	$3,337	$3,760	$3,609	$3,133	$6,842	$6,377

Per common share:
Basic earnings	$0.89	$0.85	$0.95	$0.92	$0.80	$1.73	$1.63
Diluted earnings	0.88	0.84	0.95	0.91	0.80	1.72	1.62
Dividends declared	0.21	0.21	0.14	0.14	0.14	0.42	0.28
Book value	29.31	28.44	27.71	26.94	26.35	29.31	26.35
Tangible book value	29.31	28.44	27.71	26.94	26.35	29.31	26.35

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	June 30, 2014			March 31, 2014			June 30, 2013
	Average balance	Interest	Average yield/rate	Average balance	Interest	Average yield/rate	Average balance	Interest	Average yield/rate
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$636,174	$7,702	4.84%	$636,812	$7,497	4.71%	$636,705	$7,836	4.92%
Commercial and industrial loans(1)	323,045	4,476	5.54%	298,696	4,525	6.06%	263,099	4,104	6.24%
Direct financing leases(1)	27,457	316	4.60%	26,056	297	4.56%	14,542	182	5.01%
Consumer and other loans(1)	17,044	157	3.68%	17,083	156	3.65%	16,828	161	3.83%
Total loans and leases receivable(1)	1,003,720	12,651	5.04%	978,647	12,475	5.10%	931,174	12,283	5.28%
Mortgage-related securities(2)	156,073	746	1.91%	151,478	746	1.97%	163,099	686	1.68%
Other investment securities(3)	27,497	109	1.59%	31,950	121	1.51%	35,698	122	1.37%
FHLB stock	1,427	1	0.44%	1,261	1	0.30%	1,725	1	0.20%
Short-term investments	37,451	58	0.62%	43,925	59	0.54%	45,621	50	0.43%
Total interest-earning assets	1,226,168	13,565	4.43%	1,207,261	13,402	4.44%	1,177,317	13,142	4.47%
Non-interest-earning assets	56,063			57,799			56,817
Total assets	$1,282,231			$1,265,060			$1,234,134
Interest-bearing liabilities
Transaction accounts	$80,027	45	0.22%	$78,591	45	0.23%	$55,767	27	0.19%
Money market	449,907	571	0.51%	462,574	587	0.51%	441,459	584	0.53%
Certificates of deposit	47,332	115	0.97%	50,925	120	0.94%	63,014	161	1.02%
Brokered certificates of deposit	422,024	1,606	1.52%	387,240	1,417	1.46%	381,479	1,682	1.76%
Total interest-bearing deposits	999,290	2,337	0.94%	979,330	2,169	0.89%	941,719	2,454	1.04%
FHLB advances	9,418	4	0.17%	3,111	1	0.16%	24,621	9	0.15%
Other borrowings	8,381	148	7.06%	8,647	157	7.26%	12,271	209	6.81%
Junior subordinated notes	10,315	277	10.74%	10,315	274	10.63%	10,315	277	10.74%
Total interest-bearing liabilities	1,027,404	2,766	1.08%	1,001,403	2,601	1.04%	988,926	2,949	1.19%
Non-interest-bearing demand deposit accounts	134,892			143,953			133,019
Other non-interest-bearing liabilities	5,882			8,530			8,164
Total liabilities	1,168,178			1,153,886			1,130,109
Stockholders’ equity	114,053			111,174			104,025
Total liabilities and stockholders’ equity	$1,282,231			$1,265,060			$1,234,134
Net interest income		$10,799			$10,801			$10,193
Interest rate spread			3.35%			3.40%			3.28%
Net interest-earning assets	$198,764			205,858			$188,391
Net interest margin			3.52%			3.58%			3.46%

(1)	The average balances of loans and leases include non-performing loans and leases. Interest income related to non-performing loans and leases is recognized when collected.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

NET INTEREST INCOME ANALYSIS (CONTINUED)

(Unaudited)	For the Six Months Ended June 30,
(Dollars in thousands)	2014			2013
	Average balance	Interest	Average yield/ cost	Average balance	Interest	Average yield/ cost
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$636,491	$15,199	4.78%	$627,378	$15,848	5.05%
Commercial and industrial loans(1)	310,938	9,000	5.79%	257,487	8,193	6.36%
Direct financing leases(1)	26,760	614	4.59%	14,777	375	5.08%
Consumer and other loans(1)	17,064	313	3.67%	16,770	320	3.82%
Total loans and leases receivable(1)	991,253	25,126	5.07%	916,412	24,736	5.40%
Mortgage-related securities(2)	153,788	1,491	1.94%	164,545	1,386	1.68%
Other investment securities(3)	29,711	230	1.55%	34,606	231	1.34%
FHLB stock	1,344	2	0.30%	1,436	2	0.24%
Short-term investments	40,671	117	0.58%	50,947	106	0.42%
Total interest-earning assets	1,216,767	26,966	4.43%	1,167,946	26,461	4.53%
Non-interest-earning assets	56,878			58,381
Total assets	$1,273,645			$1,226,327
Interest-bearing liabilities
Transaction accounts	$79,313	90	0.23%	$54,825	55	0.20%
Money market	456,206	1,157	0.51%	450,281	1,255	0.56%
Certificates of deposit	49,119	236	0.96%	64,563	331	1.03%
Brokered certificates of deposit	404,728	3,023	1.49%	370,429	3,411	1.84%
Total interest-bearing deposits	989,366	4,506	0.91%	940,098	5,052	1.07%
FHLB advances	6,282	5	0.16%	13,046	12	0.19%
Other borrowings	8,513	305	7.17%	12,160	424	6.97%
Junior subordinated notes	10,315	551	10.68%	10,315	551	10.70%
Total interest-bearing liabilities	1,014,476	5,367	1.06%	975,619	6,039	1.24%
Non-interest-bearing demand deposit accounts	139,397			138,230
Other non-interest-bearing liabilities	7,150			9,780
Total liabilities	1,161,023			1,123,629
Stockholders’ equity	112,622			102,698
Total liabilities and stockholders’ equity	$1,273,645			$1,226,327
Net interest income		$21,599			$20,422
Interest rate spread			3.37%			3.29%
Net interest-earning assets	$202,291			$192,327
Net interest margin			3.55%			3.50%

(1)	The average balances of loans and leases include non-performing loans and leases. Interest income related to non-performing loans and leases is recognized when collected.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

SELECTED FINANCIAL TRENDS

PERFORMANCE RATIOS

	For the Three Months Ended					For the Six Months Ended
(Unaudited)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Return on average assets (annualized)	1.09%	1.06%	1.18%	1.14%	1.02%	1.07%	1.04%
Return on average equity (annualized)	12.29%	12.01%	13.88%	13.73%	12.05%	12.15%	12.42%
Efficiency ratio	58.87%	59.84%	55.97%	56.11%	59.93%	59.35%	59.55%
Interest rate spread	3.35%	3.40%	3.42%	3.38%	3.28%	3.37%	3.29%
Net interest margin	3.52%	3.58%	3.60%	3.56%	3.46%	3.55%	3.50%
Average interest-earning assets to average interest-bearing liabilities	119.35%	120.56%	119.72%	118.79%	119.05%	119.94%	119.71%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Non-performing loans and leases	$14,180	$14,110	$15,855	$9,725	$11,241
Foreclosed properties, net	329	333	333	595	565
Total non-performing assets	14,509	14,443	16,188	10,320	11,806
Performing troubled debt restructurings	602	586	371	789	1,076
Total impaired assets	$15,111	$15,029	$16,559	$11,109	$12,882

Non-performing loans and leases as a percent of total gross loans and leases	1.41%	1.43%	1.61%	1.02%	1.18%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	1.44%	1.46%	1.65%	1.08%	1.24%
Non-performing assets as a percent of total assets	1.11%	1.13%	1.28%	0.82%	0.93%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.39%	1.43%	1.42%	1.59%	1.60%
Allowance for loan and lease losses as a percent of non-performing loans	98.84%	99.94%	87.68%	156.14%	135.24%

Criticized assets:
Special mention	$—	$—	$—	$—	$—
Substandard	29,337	21,283	22,841	17,145	21,564
Doubtful	—	—	—	—	—
Total criticized assets	$29,337	$21,283	$22,841	$17,145	$21,564
Criticized assets to total assets	2.25%	1.67%	1.80%	1.36%	1.69%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Charge-offs	$—	$—	$120	$135	$647	$—	$658
Recoveries	(5)	(20)	(38)	(9)	(288)	(25)	(326)
Net (recoveries) charge-offs	$(5)	$(20)	$82	$126	$359	$(25)	$332
Net (recoveries) charge-offs as a percent of average gross loans and leases (annualized)	—%	(0.01)%	0.03%	0.05%	0.15%	(0.01)%	0.07%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Total capital to risk-weighted assets	12.80%	12.92%	13.16%	13.26%	13.12%
Tier I capital to risk-weighted assets	10.89%	10.96%	10.83%	10.89%	10.74%
Tier I capital to average assets	9.73%	9.67%	9.35%	9.20%	9.17%
Tangible common equity to tangible assets	8.85%	8.81%	8.61%	8.39%	8.09%

SELECTED OTHER INFORMATION

(Unaudited)	As of
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Trust assets under management	$703,626	$787,645	$763,912	$731,076	$676,855
Trust assets under administration	186,014	181,611	195,056	179,692	175,929
Total trust assets	$889,640	$969,256	$958,968	$910,768	$852,784

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

PRE-TAX ADJUSTED EARNINGS
“Pre-tax adjusted earnings” is a non-GAAP measure representing pre-tax income excluding the effects of (1) provision for loan and lease losses, (2) other identifiable costs of credit and (3) other discrete items that are unrelated to the Company’s primary business activities. In the judgment of the Company’s management, the presentation of pre-tax adjusted earnings allows the management team, investors and analysts to better assess the growth of the Company’s business by removing the volatility that is associated with costs of credit and other discrete items and facilitates a more streamlined comparison of growth to its benchmark peers. The information provided below reconciles pre-tax adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Income before tax expense	$5,499	$5,090	$5,821	$5,567	$4,823	$10,589	$9,747
Add back:
Provision for loan and lease losses	(91)	180	(1,202)	109	54	89	134
Net loss (gain) on foreclosed properties	4	—	(118)	(48)	79	4	49
Endowment to First Business Charitable Foundation	—	—	1,300	—	—	—	—
Pre-tax adjusted earnings	$5,412	$5,270	$5,801	$5,628	$4,956	$10,682	$9,930

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Common stockholders’ equity	$115,648	$112,195	$109,275	$106,099	$103,238
Intangible assets	—	—	—	—	—
Tangible common equity	$115,648	$112,195	$109,275	$106,099	$103,238
Common shares outstanding	3,945,220	3,944,795	3,943,997	3,938,423	3,918,347
Book value per share	$29.31	$28.44	$27.71	$26.94	$26.35
Tangible book value per share	29.31	28.44	27.71	26.94	26.35

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

‘‘Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by other intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period-to-period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Common stockholders’ equity	$115,648	$112,195	$109,275	$106,099	$103,238
Intangible assets	—	—	—	—	—
Tangible common equity	$115,648	$112,195	$109,275	$106,099	$103,238
Total assets	$1,306,503	$1,273,772	$1,268,655	$1,264,939	$1,276,069
Intangible assets	—	—	—	—	—
Tangible assets	$1,306,503	$1,273,772	$1,268,655	$1,264,939	$1,276,069
Tangible common equity to tangible assets	8.85%	8.81%	8.61%	8.39%	8.09%

EFFICIENCY RATIO

“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of losses or gains on foreclosed properties, other discrete items that are unrelated to the Company’s primary business activities and amortization of other intangible assets, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. In the judgment of the Company’s management, the adjustments made to non-interest expense and operating revenue allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to its business. The information provided below reconciles the efficiency ratio to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Total non-interest expense	$7,749	$7,852	$8,556	$7,147	$7,490	$15,600	$14,668
Less:
Net loss (gain) on foreclosed properties	4	—	(118)	(48)	79	4	49
Amortization of other intangible assets	—	—	—	—	—	—	—
Endowment to First Business Charitable Foundation	—	—	1,300	—	—	—	—
Total operating expense	$7,745	$7,852	$7,374	$7,195	$7,411	$15,596	$14,619
Net interest income	$10,799	$10,801	$10,984	$10,699	$10,193	$21,599	$20,422
Total non-interest income	2,358	2,321	2,191	2,124	2,174	4,679	4,127
Less:
Gain on sale of securities	—	—	—	—	—	—	—
Total operating revenue	$13,157	$13,122	$13,175	$12,823	$12,367	$26,278	$24,549
Efficiency ratio	58.87%	59.84%	55.97%	56.11%	59.93%	59.35%	59.55%